Exhibit 99

[LOGO] MARINE PRODUCTS
       Corporation

FOR IMMEDIATE RELEASE

        Marine Products Corporation Announces Appointment of New Director

ATLANTA, January 31, 2005 -- Marine Products Corporation (AMEX: MPX) today announced that its Board of Directors elected Bill J. Dismuke to serve as a Director effective January 25, 2005. Mr. Dismuke, 68, is the retired President of Edwards Baking Company. Dismuke also serves as a Director of Rollins, Inc. and RPC, Inc.

Richard A. Hubbell, RPC's Chief Executive Officer, stated, "We are pleased to have Bill join Marine Products Corporation's Board. Bill has broad and successful experience in a number of service and manufacturing industries and his presence will enhance the Board's ability to provide diligent oversight to the Company's activities and future direction."

Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats. Marine Products Corporation's investor Web site can be found on the Internet at http://www.marineproductscorp.com.

For information about Marine Products Corporation please contact:

BEN PALMER
Chief Financial Officer
404.321.7910

JIM LANDERS
Corporate Finance
404.321.2162
irdept@marineproductscorp.com